SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     June 18, 2003

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

As previously reported in the Form 10-Q for Interface, Inc. (the “Company”) for the quarterly period ended March 30, 2003, we obtained a waiver from the lenders under our revolving credit facility with respect to compliance with certain covenants that required us to maintain a specified interest coverage ratio, fixed charge coverage ratio and minimum net worth, which waiver subsequently was extended from May 31 to June 30, 2003. On June 18, 2003, we consummated an amendment and restatement of that facility that brings us into full compliance with its terms. The amendment and restatement is being filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

None.

(b)        Pro Forma Financial Information.

None.

(c)        Exhibits.

Exhibit No.	Description
99.1

Fifth Amended and Restated Credit Agreement, dated as of June 17, 2003, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, Wachovia Bank, National Association, Fleet Capital Corporation and General Electric Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: June 18, 2003